
Manas Petroleum Corporation
(USA)
100 %
DWM Petroleum AG
(Switzerland)
100 %
DWM Energy AG
(Switzerland)
100 %
Manas Management Service Ltd.
(Bahamans)
31.7 %
Petromanas
Energy Inc.
(Canada)
25 %
CJSC South
Petroleum
Company
(Kyrgyzstan)
90 %
CJSC Somon Oil
Company
(Tajikistan)
74 %*
Gobi Energy
Partners GmbH
(Switzerland)
100 %
Petromanas
Albania GmbH
(Switzerland)
100 %
Gobi Energy
Partners LLC
(Mongolia)
100 %
Petromanas
Albania GmbH
(Albania)